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                                           7961 SHAFFER PARKWAY
                                           SUITE 5
[LOGO]                                     LITTLETON, COLORADO 80127
                                           TELEPHONE  (720) 981-1185
                                           FAX  (720) 981-1186

                                            Trading Symbol:  VGZ
                                            Toronto and American Stock Exchanges
__________________________________________________________NEWS _________________

VISTA GOLD CORP. EXTENDS MINERALIZATION AT MAVERICK SPRINGS PROJECT IN NEVADA

DENVER, COLORADO DECEMBER 16, 2002 - Vista Gold Corp. (TSX & AMEX: VGZ) has completed a 7,020-foot drill program on its Maverick Springs project, approximately 50 miles southeast of Elko, Nevada, on the southeast extension of the Carlin trend. The program consisted of seven vertical reverse circulation holes, 500 feet to 2,200 feet from previously identified mineralization. All seven holes encountered flat-lying mineralization, predominantly oxidized to depths of up to 900 feet.

DRILL HOLE RESULTS-MAVERICK SPRINGS, DECEMBER 2002

------------------ ----------------- ------------ ---------------------- ----------------- -----------------
DRILL HOLE                     FROM           TO              THICKNESS    GOLD (OZ./TON)  SILVER (OZ./TON)
                             (FEET)       (FEET)                 (FEET)
------------------ ----------------- ------------ ---------------------- ----------------- -----------------
MR129                           695          940                    245             0.008             1.521
------------------ ----------------- ------------ ---------------------- ----------------- -----------------
MR130                           650          850                    200             0.008             3.852
------------------ ----------------- ------------ ---------------------- ----------------- -----------------
Includes                        670          710                     40             0.008            14.129
------------------ ----------------- ------------ ---------------------- ----------------- -----------------
MR131                           565          940                    375             0.012             0.571
------------------ ----------------- ------------ ---------------------- ----------------- -----------------
MR132                           600          925                    325             0.011             0.519
------------------ ----------------- ------------ ---------------------- ----------------- -----------------
MR133                           300          400                    100             0.008             0.157
------------------ ----------------- ------------ ---------------------- ----------------- -----------------
MR133                           515          825                    310             0.008             1.016
------------------ ----------------- ------------ ---------------------- ----------------- -----------------
MR134                           590          790                    200             0.009             0.783
------------------ ----------------- ------------ ---------------------- ----------------- -----------------
MR135                           690          800                    110             0.026             3.068
------------------ ----------------- ------------ ---------------------- ----------------- -----------------
Includes                        760          775                     15             0.105             0.777
------------------ ----------------- ------------ ---------------------- ----------------- -----------------

The thicknesses are considered true widths. Gold assays were full assay-ton fire assays; silver assays were atomic absorption measurements from an aqua-regia leach solution. All assays were completed by American Assay Labs in Reno, Nevada, with industry-standard QA/QC procedures. All intervals are weighted averages of five-foot samples.

The program was successful in outlining continuous mineralization in a 2,200-foot by 1,200-foot area, immediately adjacent to known gold-silver resources. With additional in-fill drilling, this newly outlined mineralization has the potential to significantly increase the resources reported in our press release of November 5, 2002.

The Maverick Springs mineralization occupies an area 6,000 feet by 2,500 feet, indicating a very large mineralized system. Higher grades in gold have been intersected in the northern-most hole, MR135; and higher silver grades were encountered in MR130, the western-most drill hole. Maverick Springs is considered a silver-rich Carlin-type system and the mineralization is from 100 to 400 feet thick. As previously announced, subject to completion of a formal agreement, Vista will grant to Silver Standard Resources Inc. (TSX Venture: SSO; Nasdaq SmallCap: SSRI) an option to acquire Vista's interest in the silver resources hosted in the project.

The exploration program was designed and supervised by qualified person Warren Bates, B.Sc., P.Geo., a graduate of the University of Manitoba with a B.Sc. (Honours.) majoring in Geology (1985). He is a member of the Association of Professional Geologists of Ontario.


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Vista Gold Corp. is an international gold mining, development and exploration company based in Littleton, Colorado. Its holdings include the Paredones Amarillos project in Mexico; the Hycroft mine, Maverick Springs and Mountain View projects in Nevada; and the Amayapampa project in Bolivia.


















The statements that are not historical facts are forward-looking statements involving known and unknown risks and uncertainties that could cause actual results to vary materially from targeted results. Such risks and uncertainties include those described from time to time in the Corporation's periodic reports, including the annual report on Form 10-KSB, as amended, filed with the U.S. Securities and Exchange Commission. The Corporation assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Jock McGregor or Jack Engele at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com
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